Exhibit 24.2
POWER OF ATTORNEY
     The registrant and each of the several directors of F.N.B. Corporation (the “Corporation”) whose signature appears below constitutes and appoints Robert V. New, Jr. and Brian F. Lilly and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in the name, place and stead of the registrant and each of the undersigned in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) this registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the registrant or any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned directors of the Corporation has hereunto set his hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.

/s/ Robert V. New, Jr. Robert V. New, Jr.	President, Chief Executive Officer and Director	October 22, 2008

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Chairman of the Board	October 22, 2008

Peter Mortensen	Director	October __, 2008

/s/ Dawne S. Hickton	Director	October 22, 2008
Dawne S. Hickton

/s/ William B. Campbell	Director	October 22, 2008
William B. Campbell

/s/ Henry M. Ekker	Director	October 22, 2008
Henry M. Ekker

/s/ Harry F. Radcliffe	Director	October 22, 2008
Harry F. Radcliffe

/s/ William J. Strimbu	Director	October 22, 2008
William J. Strimbu

/s/ Earl K. Wahl, Jr.	Director	October 22, 2008
Earl K. Wahl, Jr.

/s/ Arthur J. Rooney, II	Director	October 22, 2008
Arthur J. Rooney, II

/s/ Robert B. Goldstein	Director	October 22, 2008
Robert B. Goldstein

/s/ John W. Rose	Director	October 22, 2008
John W. Rose

/s/ David J. Malone	Director	October 22, 2008
David J. Malone

/s/ Phillip E. Gingerich Phillip E. Gingerich	Director	October 22, 2008

/s/ D. Stephan Martz D. Stephan Martz	Director	October 22, 2008

/s/ Stanton R. Sheetz Stanton R. Sheetz	Director	October 22, 2008